Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BioLife Solutions, Inc.

Bothell, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-259249, 333-239637, 333-233912, 333-222433 and 333-208912) and Form S-8 (Nos. 333-267391, 333-222437, 333-205101, and 333-189551) of BioLife Solutions, Inc. of our report dated March 31, 2022 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Seattle, Washington
March 31, 2023